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                                                                   Exhibit 10(c)

                                 NOVACARE, INC.
                             1016 WEST NINTH AVENUE
                            KING OF PRUSSIA, PA 19406

                           Dated as of April 19, 1999


PNC Bank, National Association,
  as Agent
One PNC Plaza
Fifth Avenue and Wood Street
Pittsburgh, PA  15265
Attn:  Frank Taucher, Senior Vice President

      RE:   Twentieth Amendment to Credit Agreement (the "Twentieth Amendment")

Dear Frank:

      We refer to that certain Credit Agreement, dated as of May 27, 1994, as amended (the "Credit Agreement"), by and among NovaCare, Inc. ("NovaCare") and certain of its Subsidiaries, the Banks party thereto and PNC Bank, National Association, as agent for the Banks ("Agent"). Defined terms used herein, not otherwise defined herein, shall have the meanings given to them under the Credit Agreement as amended hereby.

      The parties hereto in consideration of their mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, covenant and agree as follows:



                                    AGREEMENT

      1.    Amendments to Credit Agreement.

      (a) Section 1.01 [Certain Definitions] of the Credit Agreement is hereby amended by the deletion of the definition of the terms "Consolidated Cash Flow from Operations," "Consolidated Funded Debt," "Consolidated Earnings Available for Fixed Charges," "Consolidated Fixed Charges," "Minimum Net Worth Requirement," "Permitted Additional Institutional Indebtedness," and "Permitted Additional Subordinated Indebtedness" and the addition of the following new definitions:

            "Facility Usage Default shall have the meaning assigned to such term in Section 8.01(m)(vii)."

            "Forecast Extension shall have the meaning assigned to such term in
Section 8.01(m)(vii)."

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            "Forecast Reconciliation shall have the meaning assigned to such term in Section 8.01 (m)(vii)."

            "Initial Cash Flow Forecast shall mean that certain cash flow forecast, delivered to the Agent and the Banks on April 9, 1999, detailing for each week in the thirteen week period beginning April 12, 1999, the projected cash flow of NovaCare and its Subsidiaries, without regard to either any updates thereto or any Forecast Extensions thereto."

            "Long Term Care Business shall mean with respect to NovaCare and its Subsidiaries the business of providing rehabilitation therapy and health consulting services on a contract basis to health care institutions, primary long term care facilities and acute care hospitals."

            "Net Cash Proceeds shall mean, with respect to any transaction, an amount equal to the cash proceeds received by NovaCare or any of its Subsidiaries from or in respect of such transaction (including, when received, any cash proceeds received as income or other cash proceeds of any non-cash proceeds of such transaction), less any amounts approved by the Agent which are considered appropriate by the chief financial officer of the Borrowers to provide reserves in accordance with GAAP for payment of indemnities or liabilities that may be incurred in connection with such sale or disposition. At such time as any reserved amount described above is no longer required to be held in reserve, the balance thereof, after payment of the related liabilities or indemnities, shall be used to make a mandatory prepayment of the Revolving Credit Loans and a mandatory permanent reduction of the Commitments in accordance with Section 5.05. It is expressly agreed that taxes, commissions, investment banking fees or other transaction costs shall not reduce cash proceeds received by NovaCare or any of its Subsidiaries for purposes of determining the Net Cash Proceeds from any transaction."

            "O&P Sale Agreement shall mean that certain Stock Purchase Agreement by and among NovaCare, NC Resources, Hangar Orthopedic Group, Inc., and HPO Acquisition Corp., dated as of April 2, 1999, as thereafter amended as permitted by Section 8.02(e), which provides for an O&P Sale."

            "O&P Sale Date shall mean the date of the O&P Sale."

            "O&P Sale shall mean that certain transaction pursuant to which NovaCare and its Subsidiaries shall have sold all of their ownership interests in the Orthotics and Prosthetics Business."

            "O&P Sale Termination Date shall mean the date which is the tenth day following the termination, for any reason, of the O&P Sale Agreement."

            "Orthotics and Prosthetics Business shall mean with respect to NovaCare and its Subsidiaries the business of providing orthotic rehabilitation and prosthetic rehabilitation services usually on an outpatient basis which currently is conducted through NovaCare Orthotic and Prosthetics, Inc. and its Subsidiaries."


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            "Projected Facility Usage shall have the meaning assigned to such term in Section 8.01 (m)(vii)."

            "Reduced Facility shall mean that certain revolving credit facility, resulting from the amendment and restatement of this Agreement on terms and conditions (including, without limitation a borrowing base and affirmation of the security interest in all assets of the Loan Parties) approved by the Agent and the Required Banks (other than the amount of such facility which shall require the approval of the Supermajority Required Banks), applicable for the period commencing on the date provided therein through and including the Expiration Date, with maximum Commitments during such period not to exceed $90,000,000 or such lesser amount (which shall not be less than $50,000,000) as the amount of such facility shall be approved by the Supermajority Required Banks."

            "Required Report Date shall have the meaning assigned to such term in Section 8.01(m)(vii).

            "Rolling Cash Flow Forecast shall mean the Initial Cash Flow Forecast, together with each Forecast Extension thereto delivered in accordance with Section 8.01(m)(vii)."

            "Supermajority Required Banks shall mean (i) if there are no Revolving Credit Loans outstanding Banks whose Revolving Credit Commitments aggregate at least 66 2/3% of the Revolving Credit Commitments of all of the Banks, or (ii) if there are Revolving Credit Loans outstanding, Banks whose Revolving Credit Loans outstanding aggregate at least 66 2/3% of the total amount of the Revolving Credit Loans outstanding hereunder."

            "Twentieth Amendment Effective Date shall mean as of April 19, 1999 which is the effective date of the Twentieth Amendment to this Agreement."

            "U.S. shall mean the United States of America."

      (b) Section 1.01 [Certain Definitions] of the Credit Agreement is hereby amended by restating in its entirety the definition of the terms "Commitments," "Expiration Date," "Material Adverse Change," "Revolving Credit Commitment," and "Revolving Facility Usage" to read as follows:

      "Commitments shall mean Revolving Credit Commitments, and Commitment shall mean Revolving Credit Commitment, as such amounts may be reduced or increased from time to time in accordance with this Agreement."

      "Expiration Date shall mean, with respect to the Revolving Credit Commitments, December 31, 1999."

      "Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be


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expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of any one or more Loan Parties to duly and punctually pay or perform Indebtedness in principal amount in excess of $1,000,000 in the aggregate, (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Loan Document, or (e) has impaired or could impair in the judgment of the Required Banks the Borrowers' ability to make mandatory repayments of the Loans in order that the Revolving Facility Usage does not exceed on and after the date specified in Section 5.05(c) the maximum Revolving Facility Usage permitted by or the reduced Commitments set forth in such Section."

      "Revolving Credit Commitment shall mean as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.01(B) hereto in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule 1 to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks, as such amounts may be reduced or increased from time to time in accordance with this Agreement."

      "Revolving Facility Usage shall mean at any time the aggregate of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding."

      (c) Section 2.01 [Revolving Credit Borrowing] is hereby renamed "[Revolving Credit Borrowing; Limitations on Revolving Facility Usage]." Further, the first sentence of Section 2.01 is hereby amended by inserting "(a)" before the first word thereof. Section 2.01 is further amended by inserting the following new subsection "(b)" as a new paragraph after the third sentence of such Section:

            "(b) Notwithstanding the provisions of subsection (a) above, the following limitations on the Revolving Facility Usage shall apply. During the period commencing on April 19, 1999 through and including 11:59 p.m. on May 31, 1999, the Borrowers shall not request Revolving Credit Loans or the issuance of Letters of Credit which would result in the Revolving Facility Usage exceeding $375,000,000, and the Banks shall not be obligated to fund any Revolving Credit Loans or to issue any Letter of Credit which would result in the Revolving Facility Usage exceeding $375,000,000. During the period commencing on June 1, 1999 through and including the earlier of the O&P Sale and 11:59 p.m. on July 9, 1999, the Borrowers shall not request Revolving Credit Loans or the issuance of Letters of Credit which would result in the Revolving Facility Usage exceeding $400,000,000, and the Banks shall not be obligated to fund any Revolving Credit Loans or to issue any Letter of Credit which would result in the Revolving Facility Usage exceeding $400,000,000. During the period commencing on the earlier of the O&P Sale and July 10, 1999 through and including the Expiration Date, the Borrowers shall not request Revolving Credit Loans or the issuance of Letters of Credit which would result in the Revolving Facility Usage exceeding $50,000,000, and the Banks shall not be obligated to fund any Revolving Credit Loans or to issue any Letter of Credit which would result in the


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      Revolving Facility Usage exceeding $50,000,000. The Borrowers shall make a mandatory repayment of principal, whether or not the Agent has given notice to such effect, in order that the Revolving Facility Usage during any period does not exceed the amount during such period as specified above."

      (d) The first sentence of Section 2.03 [Commitment Fees; Closing Fees] of the Credit Agreement is amended and restated in its entirety to read as follows:

            "The Borrowers, jointly and severally, agree to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a commitment fee (the "Commitment Fee") equal to, during the period commencing on April 19, 1999 and thereafter, a rate per annum (computed on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed) equal to 0.500% of the average daily difference between the unborrowed amount of such Bank's Revolving Credit Commitment as the same may be constituted from time to time and such Bank's Ratable Share of Letters of Credit Outstanding."

      The second and third sentences of Section 2.03 and the table immediately following the third sentence are hereby deleted.

      (e) Clause (iii) of Section 2.08 is amended and restated in its entirety to read as follows:

            "(iii) general corporate purposes, provided, however, that no portion of the Revolving Credit Loans shall be used directly or indirectly for the purpose of prepaying, purchasing, repaying or redeeming any Subordinated Indebtedness."

      (f) Clause (a) of Section 2.09 [Letter of Credit Subfacility] is amended and restated in its entirety to read as follows:

            "(a) NovaCare as agent for any Borrower may request the issuance of, on the terms and conditions hereinafter set forth, standby letters of credit (together with all letters of credit issued hereunder prior to the Twentieth Amendment Effective Date each a "Letter of Credit" and collectively, "Letters of Credit") by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.09, the Agent will issue a Letter of Credit provided that each Letter of Credit shall
      (A) have a maximum maturity of


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      twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $5,000,000, or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Schedule 2.09 hereto lists letters of credit which PNC Bank issued for the accounts of certain of the Loan Parties prior to the date hereof and which shall remain outstanding after the Closing Date (the "Existing Letters of Credit"). Each Existing Letter of Credit shall be a Letter of Credit hereunder on and after the Closing Date and the provisions of this Section
      2.09 shall apply to such Existing Letter of Credit. Schedule 2.09(B) hereto lists each Letter of Credit, existing on the Twentieth Amendment Effective Date the term of which expires later than ten (10) Business Days prior to the Expiration Date (the "Collateralized Letters of Credit"). On the Twentieth Amendment Effective Date the Loan Parties shall deposit cash, as cash collateral, to an account owned by the Agent for the benefit of the Banks from which account the Agent alone shall have sole power of withdrawal (the "Letter of Credit Cash Collateral Account") in an amount equal to 105% of the maximum amount available to be drawn under the Collateralized Letters of Credit. Each Loan Party hereby agrees and directs the Agent to apply, from the Letter of Credit Cash Collateral Account, the amount of each of the Collateralized Letters of Credit upon presentation thereof for draw, and to also apply from the Letter of Credit Cash Collateral Account any other amounts necessary to reimburse the Agent and the Banks for any other payments made or to be made or costs or interest incurred (including, without limitation, interest, fees, and the amount that the Agent estimates will be necessary to cover expenses and legal fees) in connection with such of the Collateralized Letters of Credit presented for draw by the Agent under such Collateralized Letters of Credit. Each of the Loan Parties to secure the Reimbursement Obligations and all of the other obligations of the Loan Parties under the Loan Documents hereby pledges all of its rights and interests in the Letter of Credit Cash Collateral Account and all proceeds arising therefrom to the Agent for the benefit of the Banks.

            Subsections (b), (d), (e), (f), (g), (j), (k) and (l) of Section
      2.09 [Letter of Credit Subfacility] are amended by deleting the word "Borrower" for each occurrence of such term and inserting in lieu thereof the word "Borrowers". Subsection (d) of Section 2.09 is hereby further amended by deleting the word "fails" in the third sentence and inserting in lieu thereof the word "fail". Subsection (f) of Section 2.09 is hereby further amended by deleting the words "the Borrower's" in the first sentence and inserting in lieu thereof the words "any Borrowers'".


      (g) Clause (i) [Revolving Credit Base Rate Option] of subsection (a) [Revolving Credit Interest Rate Options] of Section 4.01 [Interest Rate Options] is amended and restated in its entirety to read as follows:


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            "(i) Revolving Credit Base Rate Option. A fluctuating rate per annum
      (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to, the Base Rate plus 1.50% such rate to change automatically from time to time effective as of the effective date of each change in the Base Rate."

      (h) The first sentence of clause (ii) [Revolving Credit Euro-Rate Option] of subsection (a) [Revolving Credit Interest Rate Options] of Section
4.01 [Interest Rate Options] is amended and restated in its entirety to read as follows:

            "A rate per annum (computed on the basis of a year of 360 days and actual days elapsed), equal to the Euro-Rate plus 3.00%."

      The remainder of Section 4.01(a)(ii) and the two tables in such Section are deleted in their entirety.

      (i) In Section 5.05 the word "[Reserved]" is hereby deleted and the following is inserted in lieu thereof:

      "Mandatory Repayments; Mandatory Commitment Reduction.

            (a) O&P Sale. Notwithstanding the ability, if any, of any Borrower to borrow hereunder, NovaCare shall cause Net Cash Proceeds of the O&P Sale to be paid by the purchaser of the Orthotics and Prosthetics Business on the O&P Sale Date, in an amount, directly to the Agent as a mandatory repayment of the Loans, such that (i) all outstanding Loans, together with accrued interest thereon are repaid in full and (ii) a deposit is made in an account with the Agent, as cash collateral, for all outstanding Letters of Credit (other than those Letters of Credit listed on Schedule 2.09(B) for which cash collateral, in accordance with Section 2.09, was provided to the Agent on the Twentieth Amendment Effective Date).

            (b) Other Asset Sales. To the extent that NovaCare or any Subsidiary of NovaCare sells or transfers assets (other than as contemplated by the Initial Cash Flow Forecast ) (i) with a Sale Price for an individual sale or transfer transaction in excess of $250,000 or (ii) with a Sale Price for an individual sale or transfer transaction which together with the Sale Price for all sale or transfer transactions that occurred in the same calendar month would result in the aggregate Sales Prices for all sale and transfer transactions in such month exceeding $750,000, then NovaCare shall cause the entire Net Cash Proceeds from all of such sale or transfer transactions to be used immediately to make a mandatory repayment of the Loans in an amount equal to the Net Cash Proceeds from each sale and/or transfer transaction(s) and the amount of such repayment shall automatically and permanently reduce the Commitments.


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            (c)   Mandatory Commitment Reduction. The aggregate Commitments
      shall be automatically and permanently reduced to $90,000,000 on the earlier of the O&P Sale and July 10, 1999. The Borrowers shall make mandatory repayments of the Loans, whether or not the Agent has given notice to such effect, so that the Revolving Facility Usage on such date of reduction of the Commitments does not exceed $50,000,000.

            (d) Application Among Interest Rate Options. All repayments required pursuant to this Section 5.05 shall first be applied among the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 5.06(b) [Indemnity], the Loan Parties shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such repayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period."

      (j) The second sentence of Section 6.01(i)(C) [Accuracy of Financial Statements] is hereby amended and restated in its entirety to read as follows:

            "Except as set forth on Schedule 6.01(i)(C), since June 30, 1997, no Material Adverse Change has occurred."

      (k) Section 8.01(k) [Further Assurances], is hereby amended and restated in its entirety to read as follows:

            Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, and shall do such other acts and things as the Agent in its sole discretion reasonably may deem necessary or advisable from time to time in order to (i) preserve, perfect and protect the Liens granted under the Loan Documents, (ii) exercise and enforce its rights and remedies thereunder with respect to the Collateral, (iii) cause all of the equity interests of all Loan Parties (other than NovaCare) owned by another Loan Party to be pledged on a first priority perfected basis to the Agent for the benefit of the Banks, and (iv) provide any additional security interests, liens and pledges in any assets of the Loan Parties as the Agent may specify from time to time.

      (l) Section 8.01(1)(B) [Permitted Additional Subordinated Indebtedness] is hereby deleted in its entirety.

      (m) Subsection 8.01(m) [Certificates of Borrowers; Other Reports and Information] is hereby amended by adding new clauses (vii), (viii), (ix), (x), and (xi) as follows:

            "(vii) Rolling Cash Flow Forecast. The Borrowers have delivered to the Agent and the Banks the Initial Cash Flow Forecast, which is based upon various assumptions of NovaCare's management and represents reasonable possible results in light of the condition of the business of NovaCare and its Subsidiaries as


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      of the Twentieth Amendment Effective Date and as foreseeable as of such date including the intentions of NovaCare's management. Such forecast shall accurately reflect the liabilities of NovaCare and its Subsidiaries during the period thereof. Beginning on April 23, 1999 and every two weeks thereafter (for example, without limitation, May 7, 1999, May 21, 1999, June 4, 1999, June 18, 1999, etc.) (the date of each two week anniversary being a "Required Report Date"), the Borrowers shall deliver to the Agent and the Banks: (i) updates for periods following the applicable Required Report Date, to the Rolling Cash Flow Forecast, if needed, to give effect to any differences in actual results of operations of NovaCare and its Subsidiaries, (ii) a cash flow forecast of NovaCare and its Subsidiaries for an additional two week period immediately following the period which is the last day of the Rolling Cash Flow Forecast then provided to the Agent and the Banks so that at all times the Agent and the Banks have a Rolling Cash Flow Forecast covering a thirteen week period (each such two week extension to the Rolling Cash Flow Forecast being a "Forecast Extension"), and (iii) a reconciliation (each a "Forecast Reconciliation") showing the difference between the actual Revolving Facility Usage on such Required Report Date and the Revolving Facility Usage projected for such date as set forth in the Initial Cash Flow Forecast (each projected amount of a Revolving Facility Usage being the "Projected Facility Usage"), and the difference between the actual line item amount as of such Required Report Date and the projected line item amount as set forth in the Initial Cash Flow Forecast (on a line by line basis with an explanation of significant variances). If a Forecast Reconciliation shows that on any Required Report Date the actual Revolving Facility Usage exceeded the lesser of (i) the Revolving Facility Usage permitted by Section 2.01, and
      (ii) the sum of $10,000,000 plus the applicable Projected Facility Usage, then such event shall constitute a "Facility Usage Default." NovaCare shall work with its accountants, PricewaterhouseCoopers LLP (or successor thereto in accordance with this Agreement), so that such accountants shall be reasonably available as the Agent or any Bank (or any financial advisor to the Agent and the Banks) may request to review the Rolling Cash Flow Forecast and the updates thereto.

            (viii) Certain Projections. On or before June 1, 1999, NovaCare shall deliver to the Agent and the Banks a cash flow forecast and financial projections of NovaCare and its Subsidiaries for the period beginning on July 1, 1999 and ending on the Expiration Date. Such forecast and projections shall be based upon various assumptions of NovaCare's management and represent reasonable possible results in light of the condition of the business of NovaCare and its Subsidiaries as of such date and as foreseeable as of such date including the intentions of NovaCare's management. Such forecast and projections shall include any other information reasonably requested by the Agent or any Bank, including, without limitation, for purposes of determining the terms and provisions of the Reduced Facility. NovaCare shall work with its accountants, PricewaterhouseCoopers LLP, (or successor thereto in accordance with this Agreement), so that such accountants shall be reasonably available as the Agent


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      or any Bank (or any financial advisor to the Agent and the Banks) may request to review such forecast and projections.

            (ix) Repayment Plan. On or before September 15, 1999, NovaCare shall deliver to the Agent and the Banks a formalized plan satisfactory to the Required Banks for the repayment of the Revolving Facility Usage on the Expiration Date. NovaCare shall work with its accountants, PricewaterhouseCoopers LLP, (or successor thereto in accordance with this Agreement), so that such accountants shall be reasonably available as the Agent or any Bank (or any financial advisor to the Agent and the Banks) may request to review such plan.

            (x) Changes in Management. Within five (5) Business Days following any change in employment status or the terms of employment of Timothy E. Foster, James W. McLane or Robert E. Healy, Jr., NovaCare shall provide notice thereof to the Agent and the Banks.

            (xi) Termination of the O&P Sale Agreement. Promptly upon (i) any Loan Party becoming aware that a termination could reasonably be anticipated to occur, for any reason, of the O&P Sale Agreement or (ii) the occurrence of the termination, for any reason, of the O&P Sale Agreement, provide notice to the Agent and the Banks."

      (n) Section 8.01 [Affirmative Covenants] is hereby amended to insert the following new subsections "(n)" and "(o)":

            "(n) Matters Regarding Certain Key Employees. On or before May 31, 1999, the Loan Parties shall have provided evidence to the Agent and the Banks that the Loan Parties have entered into binding arrangements with Timothy E. Foster, James W. McLane and Robert E. Healy, Jr., key management of the Loan Parties, for the retention by the Loan Parties of such persons through at least the Expiration Date.

            (o) Cooperation with Agent. Each Loan Party shall and shall cause its Subsidiaries and its independent public accountants to cooperate with the Agent, the Banks and the financial advisors of the Agent and the Banks with respect to review of the business affairs, finances, accounts and valuations of the Loan Parties and their Subsidiaries."

      (o) Subsection (a) [Indebtedness] of Section 8.02 [Negative Covenants] is amended and restated to read as follows:

            "(a) Indebtedness. Each Loan Party and its Subsidiaries shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:

                  (i)   Indebtedness under the Loan Documents;


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                  (ii)  Existing Indebtedness which was set forth in the balance sheet of the Loan Parties as of December 31, 1998; and

                  (iii) Permitted Intercompany Indebtedness provided, however, that neither NovaCare nor any Subsidiary of NovaCare shall make any loans or advances to NovaCare Employee Services, Inc."

      (p) Subsection (c) [Guaranties] of Section 8.02 [Negative Covenants] is hereby amended and restated to read as follows:

                  "(c) Guaranties. Each Loan Party shall not at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other person which obligation or liability would be required to be reported or noted in the financial statements of such Loan Party in accordance with GAAP, except pursuant to (x) the Guaranty Agreement; or (y) any Guaranty listed on Schedule 8.02(c)."

      (q) Section 8.02(e) [Disposition of Assets or Subsidiaries] is hereby amended by inserting in the first line of clause (iv) after the word "assets" the words "for fair market value", by deleting the "." in the last line of clause (iv) and inserting in lieu thereof a ";" and by inserting the following new clauses (v) and (vi):

            "(v) the O&P Sale so long as (v) such sale occurs substantially in accordance with the O&P Sale Agreement, with any material changes to the O&P Sale Agreement satisfactory to the Agent in its sole and absolute discretion, (w) the closing of such sale is consummated on or before July 9, 1999 for Net Cash Proceeds of at least $395,000,000, (x) all of the terms and provisions regarding payment of the Net Cash Proceeds by NovaCare to the Agent for the benefit of the Banks and all provisions regarding any release of collateral or any Guaranty in connection with the sale shall be satisfactory to the Agent in its sole and absolute discretion, (y) all investment banking and other similar fees in connection with or related to, directly or indirectly, the O&P Sale are paid following the payment required by the following clause (z) of this
      Section 8.02(e)(v), and (z) all of the Net Cash Proceeds therefrom are applied as a mandatory prepayment of the Loans and the Commitments are reduced in accordance with Section 5.05; or

            (vi) the sale, transfer or other disposition by NovaCare and its Subsidiaries of the Long Term Care Business on terms and conditions satisfactory to the Required Banks."

      (r) The second sentence of Section 8.02(g) [Continuation of or Change in Business] is hereby amended and restated in its entirety to read as follows:

            "NovaCare shall not change its business materially after the Closing Date, other than by selling, disposing or otherwise transferring the ownership interests in the Orthotics and


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
Prosthetics Business or selling, disposing, otherwise transferring or exiting from the Long Term Care Business, in either case in accordance with this Agreement."

      (s) Section 8.02(l) [Minimum Net Worth], Section 8.02(n) [Funded Debt to Cash Flow from Operations] and Section 8.02(o) [Minimum Fixed Charge Coverage Ratio] are hereby deleted in their entirety and inserted in lieu thereof after the numerical reference to each such subsection are the words "[Intentionally Omitted]."

      (t) Section 8.02(p) [Changes in Subordinated Indebtedness Documents] is hereby amended and restated in its entirety to read as follows:

            "(p) Changes in Subordinated Indebtedness Documents. NovaCare shall not, and shall not permit any Subsidiary to, amend or modify any provisions of the Subordinated Indebtedness Documents without providing at least fifteen (15) Business Days' prior written notice to the Agent and the Banks, and obtaining the prior written consent of the Required Banks. The Loan Parties shall not directly or indirectly make any payment or other distribution directly or indirectly to the obligees under the Subordinated Indebtedness, except for regularly scheduled mandatory payments under the Subordinated Indebtedness Documents excluding any mandatory payments required by reason of acceleration. It is expressly agreed that no portion of the Revolving Credit Loans shall be used directly or indirectly for the purpose of prepaying, repaying, purchasing or redeeming any Subordinated Indebtedness."

      (u) Section 9.01 [Events of Default] is hereby amended by deleting the word "or" in the last line of clause (m), by deleting the "." in the last line of clause (n) and inserting in lieu thereof a";" and by inserting the following new clauses (o), (p) and (q):

            "(o)  A Material Adverse Change shall occur;

            (p)   The O&P Sale Termination Date shall occur; or

            (q)   A Facility Usage Default shall occur."

      (v) Subsection (a) of Section 9.02 [Consequences of Event of Default] is hereby amended by inserting in the second line immediately after the words "or
(n)" the words "through (q)".

      (w) Subsection (e) of Section 9.02 [Consequences of Event of Default] is hereby amended by deleting the word "Following" at the beginning of the first sentence and inserting in lieu thereof the word "Upon" and deleting the word "Pledged" preceding the word "Collateral" for each occurrence of the term "Pledged Collateral" in such Section.

      (x) Subsection (f) of Section 9.02 [Consequences of Event of Default] is hereby amended by deleting the word "[Reserved]" and the following is inserted in lieu thereof:

            "(f) Upon the occurrence and during continuance of an Event of Default, the Agent may request, without limiting the rights and remedies of the Agent on behalf of the Banks otherwise provided hereunder and under the other Loan Documents, that the Borrowers do any of the following: (i) give the Agent on behalf of the Banks specific assignments of the accounts receivable of the Borrowers and each of their Subsidiaries (other than the Excluded Entities) after such accounts receivable come into existence, and schedules of such accounts receivable, the form and content of such assignment and schedules to be satisfactory to the Agent, (ii) immediately notify the Agent if any of such accounts receivable arise out of contracts with the U.S. Government or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by the Agent in order that all moneys due and to become due under such contract shall be assigned (to the extent permitted by law) to the Agent on behalf of the Banks and notice thereof given to the government under the Federal Assignment of Claims Act, if applicable, or any other applicable law or regulation, in order to better secure the Agent on behalf of the Banks, in relation to such accounts receivable, (iii) to the extent permitted by Law, enter into such lockbox agreements and establish such lockbox accounts as the Agent may require, with the local banks in areas in which the Borrowers and their Subsidiaries (other than the Excluded Entities) may be operating (in such cases, all local lockbox accounts shall be depository transfer accounts entitled "In trust for PNC Bank, National Association, as Agent") which shall have agreed in writing to the Agent's requirements for the handling of such accounts and the transfer of account funds to the Agent on behalf of the Banks, all at the Loan Parties' sole expense, and shall direct all payments from Medicare, Medicaid, Blue Cross and Blue Shield, private payors, health maintenance organizations, all commercial payors and all other payors due to the Borrowers or any of their Subsidiaries (other than the Excluded Entities), to such lockbox accounts, (iv) notify all account debtors to make all payments due from them to the Borrowers and their Subsidiaries (other than the Excluded Entities) directly to a lockbox for collection pursuant to a lockbox agreement, in form and substance acceptable to the Agent, (the "Cash Collateral Account"), and (v) in the event any Borrower or any Subsidiary of any Borrower (other than the Excluded Entities) or any of the respective Affiliates, shareholders, directors, officers, employees, or agents of any Borrower or any such Subsidiary acting for or in concert with such Person shall receive any cash, checks, notes, drafts or other similar items of payment relating to or constituting the Collateral (or proceeds thereof), no later than the first Business Day following receipt thereof, such Borrower or Subsidiary of a Borrower shall (A) deposit or cause the same to be deposited, in kind, in the Cash Collateral Account established by NovaCare with the Agent or such other depository as may be designated in writing by the Agent (the "Depository"), from which account the Agent alone shall have sole power of withdrawal, and with respect to which the Depository shall waive any rights of set off, and (B) forward to the Agent on a daily basis, a collection report in form and substance satisfactory to the Agent and, at the Agent's request, copies of all such items and deposit slips related thereto. All cash, notes, checks, drafts or similar items of payment by or for the account of the Borrowers and their Subsidiaries (other than Excluded Entities) shall be the sole and exclusive property of the Banks immediately upon the earlier of the receipt of such items by the Agent or the Depository or the receipt of such items by the Borrowers or their Subsidiaries (other than Excluded Entities); provided, however, that for the purpose of computing interest hereunder such items shall be deemed to have been collected and shall be applied by the Agent on account of the Loans one (1) Business Day after receipt by the Agent (subject to correction for any items subsequently dishonored for any reason whatsoever). Notwithstanding anything to the contrary herein, all such items of payment shall, solely for purposes of determining the occurrence of an Event of Default, be deemed received upon actual receipt by the Agent, unless the same are subsequently dishonored for any reason whatsoever. All funds in the Cash Collateral Account, including all payments made by or on behalf of and all credits due the Borrowers or their Subsidiaries, may be applied and reapplied in whole or in part to any of the Loans to the extent and in the manner the Agent deems advisable."

      (y)   Subsection (g) of Section 9.02 [Consequences of Event of Default],
Section 9.03 [Notice of Sale] and Section 11.16 [Consent to Forum; Waiver of Jury Trial] are hereby amended by deleting the word "Pledged" preceding the word "Collateral" for each occurrence of the term "Pledged Collateral" in such Sections.

      (z) Subsections (b), (c) and (d) of Section 11.01 [Modifications, Amendments or Waivers] are hereby amended and restated in their entirety to read as follows:

                  "(b) Increase the amount of the Commitments or of any Commitment, increase any dollar limitation set forth in Section 2.09(a)(i) or whether or not any Revolving Credit Loans are outstanding, extend the time for payment of principal or interest of any Revolving Credit Loan, or reduce the principal amount of or reduce the rate of interest borne by any Revolving Credit Loan (other than reductions, if any, of the interest rate in effect on the Twentieth Amendment Effective Date, for purposes of establishing the initial interest rates of the Reduced Facility, it being expressly agreed that such reductions in the interest rate for establishing the initial interest rates of the Reduced Facility, notwithstanding this Section 11.01 (b) shall only require the approval of the Required Banks, provided, that such initial interest rate is at least equal to the Euro-Rate plus 2.0%), and prior to the effective date of the Reduced Facility, increase the amounts of the Revolving Facility Usage;

                  (c) Except for sales or other transfers of assets permitted by Section 8.02(e) (with respect to which the Agent may release such collateral or Guaranty Agreement of a Guarantor in connection therewith upon receipt by the Agent, to the Agent's satisfaction, of a certificate of an Authorized Officer of NovaCare that after giving effect to such sale or transfer no Potential Default or

      Event of Default exists or is continuing), release any collateral or other security, including, without limitation, the Guaranties, if any, for any Loan Party's obligations hereunder; or

                  (d) Amend this Section 11.01, change the definition of Required Banks, change the definition of Supermajority Required Banks, or change any requirement providing for the Banks, Required Banks, or Supermajority Required Banks to authorize the taking of any action hereunder."

      (aa) Section 11.10 [Duration; Survival] is hereby amended by adding the words "2.09 (including without limitation the Reimbursement Obligations)," immediately after the word "Sections" in the last sentence thereof.

      (bb) The second sentence of Section 11.11 [Successors and Assigns] is hereby deleted in its entirety and the following is inserted in lieu thereof:

      "Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Revolving Credit Commitment and the Loans made by it to one or more banks or other entities, subject, in the case of assignment, to the consent of the Agent which shall not be unreasonably withheld; provided that participations may be sold only to banks or other financial institutions. Neither the consent of NovaCare nor the Agent is required for any Bank to grant a participation in its Loans."

      (cc) Clause (iii) of Section 11.12 [Confidentiality] is hereby amended by inserting after the words "bank regulatory authority" the words ", insurance company regulatory authority". Section 11.12 is further amended by deleting the word "or" immediately before clause "(v)", by deleting the "." at the end of clause (v) and inserting in lieu thereof ", or (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about any Bank's (or any permitted assignee of a Bank) investment portfolio."

      2.    Temporary Waiver of Certain Provisions of Credit Agreement.

      The Agent on behalf of the Banks hereby extends the Waiver Period set forth in Section 1 of the Nineteenth Amendment to Credit Agreement to end at 11:59 AM (Pittsburgh, Pennsylvania time) on April 22, 1999.

      3.    Other Matters.

      (a) Each Loan Party acknowledges that it has no claim, counterclaim, setoff, action or cause of action of any kind or nature whatsoever against all or any of the Agent, the Banks or any of the Agent's or the Banks' directors, officers, employees, agents, attorneys, legal representatives, successors and assigns (the Agent, the Banks and their directors, officers, employees, agents, attorneys, legal representatives, successors and assigns are collectively referred to as the "Lender Group"), that directly or indirectly arise out of or are based upon or in any manner connected with any "Prior Event" (as defined below), and each Loan Party hereby releases the Lender Group from any liability whatsoever should any nonetheless exist with respect to such claims. As used herein the term "Prior Event" means any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Twentieth Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to or by virtue of any terms of this Twentieth Amendment or any Loan Document or oral or written agreement relating to any of the foregoing.

      (b) Each Bank, by their execution of this Twentieth Amendment, hereby approves the Reduced Facility (as such term is defined in Section 1(a) of this Twentieth Amendment above).

      (c) Schedule 2.09 (B) [Letters of Credit Expiring Beyond the Expiration Date], Schedule 6.01(i)(C) [Certain Events Constituting a Material Adverse Change] and Schedule 8.02(c) [Guaranties] are hereby added to the Credit Agreement. Schedule 6.01(c) [Subsidiaries] and Exhibit 8.01(m)(iii) [Compliance Certificate] are amended and restated in their entirety to read as attached hereto.

      4.    Closing Fees and Post-Closing Matters.

            The Borrowers jointly and severally agree to reimburse the Agent on demand for all costs, expenses and disbursements relating to this Twentieth Amendment which are payable by the Borrower as provided in Section 10.05 of the Credit Agreement. In addition, the Borrowers shall pay to the Agent for the benefit of the applicable Banks the fees identified in Exhibit I hereto as the "Amendment Fee." The Borrowers shall promptly deliver such certificates, resolutions and opinions in form and substance satisfactory to the Agent as the Agent shall have reasonably requested from time to time. The Borrowers jointly and severally agree to reimburse the Agent for the benefit of the Banks on demand for all reasonable fees and out-of-pocket expenses of Blank Rome Comisky & McCauley LLP, counsel to the Banks (or any substitute therefor), other local counsel engaged by the Banks, any financial advisors and other experts engaged by the Banks. On or before May 1, 1999, the Agent shall engage a financial advisor, at the expense of the Borrowers, to review the financial condition of NovaCare and its Subsidiaries, to undertake valuation or other matters requested by the Agent in connection with the sale of any Collateral or other assets of NovaCare or any of its Subsidiaries, and to undertake such other matters as the Agent from time to time may request.

      5.    Conditions of Effectiveness.

            The effectiveness of this Twentieth Amendment is expressly conditioned upon the occurrence and completion of all of the following: (i) receipt by the Agent on behalf of the Banks of the nonrefundable fees equal to the aggregate of the amounts set forth on Exhibit I hereto; (ii) receipt by PNC Capital Markets, Inc. of the nonrefundable fee due pursuant to that certain fee letter dated March 30, 1999; (iii) payment by the Borrowers of all costs, expenses and disbursements submitted on or before the date hereof to the Borrowers pursuant to Section 3 hereof, and (iv) the Agent's receipt of counterparts of this Twentieth Amendment duly executed by the Borrowers, the Guarantors, the Agent and the Banks.

            This Twentieth Amendment shall be dated as of and shall be effective as of the date and year first above written subject to satisfaction of all conditions precedent to effectiveness as set forth in this Section 5, which date shall be the Twentieth Amendment Effective Date.

      6.    Consent of Banks.

            Pursuant to Section 11.01 of the Credit Agreement, this Twentieth Amendment shall require the written consent of the Banks, which shall be evidenced by the Banks' execution and delivery to the Agent of counterparts of this Twentieth Amendment.

      7.    Full Force and Effect.

            Each of the following documents, as amended through and including this Twentieth Amendment, shall remain in full force and effect on and after the date of this Amendment:

                        (a) the Credit Agreement, except as expressly modified and amended by this Twentieth Amendment,

                        (b) each of the Schedules attached to the Credit Agreement;

                        (c) each of the Exhibits attached to the Credit Agreement; and

            the Notes, the Guaranty Agreements, the Security Agreement, the Pledge Agreements, the Agent's Fee Letter, the Subordination Agreement (Intercompany), the Borrower Agency Agreement and all other Loan Documents.

            On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder" or words of like import shall mean and be a reference to the Credit Agreement, as previously amended and as amended by this Twentieth Amendment, and each reference in each other Loan Document to the "Credit Agreement" shall mean and be a reference to the Credit Agreement, as previously amended and as amended by this Twentieth Amendment. No novation is intended by this Twentieth Amendment.

            The parties hereto do not amend or waive any provisions of the Credit Agreement or the other Loan Documents except as expressly set forth herein.

      8.    Counterparts.

            This Twentieth Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all of such counterparts shall together constitute one and the same instrument.

      9.    Governing Law.

            This Twentieth Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

                         [SIGNATURES BEGIN ON NEXT PAGE]

                 [Signature Page 1 of 19 to Twentieth Amendment]

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

                                      BORROWERS AND GUARANTORS:

ATTEST: NOVACARE, INC., a Delaware corporation, and each of the BORROWERS and GUARANTORS listed on Schedule A attached hereto

By: /s/ Richard S. Binstein               By: /s/ Richard A. McDonald
    ------------------------------            ----------------------------------
    Richard S. Binstein, Secretary        Richard A. McDonald, the Vice
                                          President of each Borrower and
                                          Guarantor listed on Schedule A
                                          attached hereto which is a corporation
                                          and of each general partner of each
                                          Guarantor listed on Schedule A
                                          attached hereto which is a partnership

    [Seal]

ATTEST: NOVAFUNDS, INC., a Delaware corporation, and each of the GUARANTORS listed on Schedule B attached hereto

By: /s/ Andrew T. Panaccione              By: /s/ Robert C. Campbell
    ------------------------------            ----------------------------------
    Andrew T. Panaccione, Secretary       Robert C. Campbell, the Vice President
                                          of each Borrower and Guarantor listed
                                          on Schedule B attached hereto

[Seal]

------------------------------

                 [Signature Page 2 of 19 to Twentieth Amendment]



                                     AGENT:

                                       PNC BANK, NATIONAL ASSOCIATION, as Agent


                                       By:    /s/ Roland Taub
                                              ----------------------------------
                                       Title: SVP



                                     BANKS:

                                       PNC BANK, NATIONAL ASSOCIATION


                                       By:    /s/
                                              ----------------------------------
                                       Title: SVP

                 [Signature Page 3 of 19 to Twentieth Amendment]


                                       FIRST UNION NATIONAL BANK

                                       By:    /s/ Elizabeth D. Morris
                                              ----------------------------------
                                       Name:  Elizabeth D. Morris
                                       Title: Vice President

                 [Signature Page 4 of 19 to Twentieth Amendment]


                                       FLEET NATIONAL BANK

                                       By:    /s/ Fred N. Manning
                                              ----------------------------------
                                       Name:  Fred N. Manning
                                       Title: Senior Vice President

                 [Signature Page 5 of 19 to Twentieth Amendment]


                                       MELLON BANK, N.A.

                                       By:    /s/ Carl S. Tabacjar, Jr.
                                              ----------------------------------
                                       Name:  CARL S. TABACJAR, JR.
                                       Title: ASSISTANT VICE PRESIDENT

                 [Signature Page 6 of 19 to Twentieth Amendment]


                                       NATIONSBANK, N.A.


                                       By:    /s/ Kevin Wagley
                                              ----------------------------------
                                       Name:  KEVIN WAGLEY
                                       Title: VICE PRESIDENT

                 [Signature Page 7 of 19 to Twentieth Amendment]


                                       THE BANK OF NEW YORK


                                       By:    /s/ Peter H. Abdill
                                              ----------------------------------
                                       Name:  Peter H. Abdill
                                       Title: Vice President

                 [Signature Page 8 of 19 to Twentieth Amendment]


                                       SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                       By:    /s/ Harold Bitler
                                              ----------------------------------
                                       Name:  Harold Bitler
                                       Title: First Vice President

                 [Signature Page 9 of 19 to Twentieth Amendment]


                                       BANK ONE, KENTUCKY, NA


                                       By:    /s/ Richard Babcock
                                              ----------------------------------
                                       Name:  RICHARD BABCOCK
                                       Title: VICE PRESIDENT

                [Signature Page 10 of 19 to Twentieth Amendment]


                                       THE FUJI BANK, LIMITED
                                       NEW YORK BRANCH


                                       By:    /s/ Teiji Teramoto
                                              ----------------------------------
                                       Name:  Teiji Teramoto
                                       Title: Vice President and Manager

                [Signature Page 11 of 19 to Twentieth Amendment]


                                       CRESTAR BANK


                                       By:    /s/ Leesa McShane
                                              ----------------------------------
                                       Name:  Leesa McShane
                                       Title: VP

                [Signature Page 12 of 19 to Twentieth Amendment]


                                       BANK OF TOKYO - MITSUBISHI TRUST COMPANY


                                       By:    /s/ John R. Bicsi
                                              ----------------------------------
                                       Name:  John R. Bicsi
                                       Title: Vice President

                [Signature Page 13 of 19 to Twentieth Amendment]


                                       AMSOUTH BANK


                                       By:    /s/ J. Ken DiFatta
                                              ----------------------------------
                                       Name:  J. KEN DiFATTA
                                       Title: ASSISTANT VICE PRESIDENT

                [Signature Page 14 of 19 to Twentieth Amendment]


                                       BANK OF AMERICA NT & SA


                                       By:    /s/ Kevin Wagley
                                              ----------------------------------
                                       Name:  KEVIN WAGLEY
                                       Title: VICE PRESIDENT

                [Signature Page 15 of 19 to Twentieth Amendment]


                                       COMERICA BANK


                                       By:    /s/ Mark J. Herman
                                              ----------------------------------
                                       Name:  Mark J. Herman
                                       Title: First Vice President

                [Signature Page 16 of 19 to Twentieth Amendment]


                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By:    /s/ Henry Reukauf
                                              ----------------------------------
                                       Name:  Henry Reukauf
                                       Title: Vice President

                [Signature Page 17 of 19 to Twentieth Amendment]


                                       COOPERATIEVE CENTRALE
                                       RAIFFEISEN-BOERENLEENBANK B.A.,
                                       "RABOBANK NEDERLAND", NEW YORK BRANCH


                                       By:    /s/ Ian Reece
                                              ----------------------------------
                                       Name:  IAN REECE
                                       Title: Senior Credit Officer


                                       By:    /s/ R. A. Matthews
                                              ----------------------------------
                                       Name:
                                       Title: V.P. SAR

                [Signature Page 18 of 19 to Twentieth Amendment]


                                       THE TOKAI BANK, LIMITED NEW YORK BRANCH


                                       By:    /s/ Shinichi Nakatani
                                              ----------------------------------
                                       Name:  Shinichi Nakatani
                                       Title: Assistant General Manager

                [Signature Page 19 of 19 to Twentieth Amendment]


                                       TORONTO DOMINION (TEXAS), INC.


                                       By:    /s/ Jimmy Simlen
                                              ----------------------------------
                                       Name:  Jimmy Simlen
                                       Title: Vice President

STATE OF GEORGIA

COUNTY OF FULTON


         On the 15th day of April, 1999 personally appeared Harold Bitler, as the First Vice President of SunTrust Bank, Central Florida, National Association, and before me executed the attached Twentieth Amendment dated as of _____________, 1999 to the Credit Agreement between NovaCare, Inc., with SunTrust Bank, Central Florida, National Association, as Lender.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the state and county aforesaid.

                           /s/ Christine B. Alford
                           -----------------------------------------------------
                           Signature of Notary Public, State of Georgia
                                                                ----------------

                                    Christine B. Alford
                           -----------------------------------------------------
                           (Print, Type or Stamp Commissioned Name of
                           Notary Public)
                           Personally known X ; OR Produced Identification
                                           ---                            ------
                           Type of identification produced:
                                                           ---------------------

                           -----------------------------------------------------

                                           Notary Public, DeKalb county, Georgia
                                           My Commission Expires June 29, 2001

                                   SCHEDULE A

                                                                                            BORROWER ("B") /
                                       ENTITY                                               GUARANTOR ("G")
--------------------------------------------------------------------------------            ----------------
NovaCare, Inc. (a Delaware corporation)                                                             B

NovaCare, Inc. (a Pennsylvania corporation)                                                         B

RehabClinics, Inc.                                                                                  B

Rehab Managed Care of Arizona, Inc.                                                                 B

A.D. Craig Company                                                                                  G

Advanced Orthopedic Technologies, Inc. (a Nevada corporation)                                       G

Advanced Orthopedic Technologies, Inc. (a New York corporation)                                     G

Advance Orthotics, Inc.                                                                             G

Advanced Orthotics and Prosthetics, Inc.                                                            G

Advanced Orthopedic Systems, Inc.                                                                   G

Advanced Orthopedic Technologies (Clayton), Inc.                                                    G

Advanced Orthopedic Technologies (Lett), Inc.                                                       G

Advanced Orthopedic Technologies (New Jersey), Inc.                                                 G

Advanced Orthopedic Technologies (New Mexico), Inc.                                                 G

Advanced Orthopedic Technologies (New York), Inc.                                                   G

Advanced Orthopedic Technologies (OTI), Inc.                                                        G

Advanced Orthopedic Technologies (Parmeco), Inc.                                                    G

Advanced Orthopedic Technologies (SFV), Inc.                                                        G

Advanced Orthopedic Technologies (Virginia), Inc.                                                   G

Advanced Orthopedic Technologies (West Virginia), Inc.                                              G

Advanced Orthopedic Technologies Management Corp.                                                   G

Affiliated Physical Therapists, Ltd.                                                                G

American Rehabilitation Center, Inc.                                                                G

American Rehabilitation Clinic, Inc.                                                                G

American Rehabilitation Systems, Inc.                                                               G

Artificial Limb and Brace Center                                                                    G

Athens Sports Medicine Clinic, Inc.                                                                 G

Ather Sports Injury Clinic, Inc.                                                                    G

Atlanta Prosthetics, Inc.                                                                           G

Atlantic Health Group, Inc.                                                                         G

                                                                                            BORROWER ("B") /
                                       ENTITY                                               GUARANTOR ("G")
--------------------------------------------------------------------------------            ----------------
Atlantic Rehabilitation Services, Inc.                                                              G

Boca Rehab Agency, Inc.                                                                             G

Bowman-Shelton Orthopedic Service, Incorporated                                                     G

Buendel Physical Therapy, Inc.                                                                      G

C.E.R. - West, Inc.                                                                                 G

Cahill Orthopedic Laboratory, Inc.                                                                  G

Cannon & Associates, Inc.                                                                           G

Cenla Physical Therapy & Rehabilitation Agency, Inc.                                                G

Center for Evaluation & Rehabilitation, Inc.                                                        G

Center for Physical Therapy and Sports Rehabilitation, Inc.                                         G

CenterTherapy, Inc.                                                                                 G

Certified Orthopedic Appliance Co., Inc.                                                            G

Central Missouri Rehabilitation Services, Inc.                                                      G

Central Missouri Therapy, Inc.                                                                      G

Central Valley Prosthetics & Orthotics, Inc.                                                        G

Champion Physical Therapy, Inc.                                                                     G

CMC Center Corporation                                                                              G

Coplin Physical Therapy Associates, Inc.                                                            G

Crowley Physical Therapy Clinic, Inc.                                                               G

Dale Clark Prosthetics, Inc.                                                                        G

Douglas Avery and Associates, Ltd.                                                                  G

Douglas C. Claussen, R.P.T., Physical Therapy, Inc.                                                 G

E.A. Warnick-Pomeroy Co., Inc.                                                                      G

Elk County Physical Therapy, Inc.                                                                   G

Fine, Bryant & Wah, Inc.                                                                            G

Francis Naselli, Jr. & Stewart Rich Physical Therapists, Inc.                                       G

Frank J. Malone & Son, Inc.                                                                         G

Fresno Orthopedic Company                                                                           G

Gallery Physical Therapy Center, Inc.                                                               G

Georgia Health Group, Inc.                                                                          G

Georgia Physical Therapy of West Georgia, Inc.                                                      G

Georgia Physical Therapy, Inc.                                                                      G

Greater Sacramento Physical Therapy Associates, Inc.                                                G

                                                                                            BORROWER ("B") /
                                       ENTITY                                               GUARANTOR ("G")
--------------------------------------------------------------------------------            ----------------
Grove City Physical Therapy and Sports Medicine, Inc.                                               G

Gulf Breeze Physical Therapy, Inc.                                                                  G

Gulf Coast Hand Specialists, Inc.                                                                   G

Hand Therapy and Rehabilitation Associates, Inc.                                                    G

Hand Therapy Associates, Inc.                                                                       G

Hangtown Physical Therapy, Inc.                                                                     G

Hawley Physical Therapy, Inc.                                                                       G

Heartland Rehabilitation, Inc.                                                                      G

High Desert Institute of Prosthetics & Orthotics                                                    G

Human Performance and Fitness, Inc.                                                                 G

Indianapolis Physical Therapy and Sports Medicine, Inc.                                             G

Industrial Health Care Company, Inc.                                                                G

J.E. Hanger, Incorporated                                                                           G

JOYNER SPORTS SCIENCE INSTITUTE, Inc.                                                               G

JOYNER SPORTSMEDICINE INSTITUTE, INC.                                                               G

Kentucky Rehabilitation Services, Inc.                                                              G

Kesinger Physical Therapy, Inc.                                                                     G

Kroll's, Inc.                                                                                       G

Lynn M. Carlson, Inc.                                                                               G

McKinney Prosthetics/Orthotics, Inc.                                                                G

Mark Butler Physical Therapy Center, Inc.                                                           G

Meadowbrook Orthopedics, Inc.                                                                       G

Medical Arts O&P Services, Inc.                                                                     G

Medical Plaza Physical Therapy, Inc.                                                                G

Metro Rehabilitation Services, Inc.                                                                 G

Michigan Therapy Centre, Inc.                                                                       G

MidAtlantic Health Group, Inc.                                                                      G

Mill River Management, Inc.                                                                         G

Mitchell Tannenbaum I, Inc.                                                                         G

Mitchell Tannenbaum II, Inc.                                                                        G

Mitchell Tannenbaum III, Inc.                                                                       G

Monmouth Rehabilitation, Inc.                                                                       G

New England Health Group, Inc.                                                                      G

                                                                                            BORROWER ("B") /
                                       ENTITY                                               GUARANTOR ("G")
--------------------------------------------------------------------------------            ----------------
New Mexico Physical Therapists, Inc.                                                                G

Northland Regional Orthotic and Prosthetic Center, Inc.                                             G

Northside Physical Therapy, Inc.                                                                    G

NovaCare (Arizona), Inc.                                                                            G

NovaCare (Colorado), Inc.                                                                           G

NovaCare (Texas), Inc.                                                                              G

NovaCare Management Company, Inc.                                                                   G

NovaCare Management Services, Inc.                                                                  G

NovaCare Northside Therapy, Inc.                                                                    G

NovaCare Occupational Health Services, Inc.                                                         G

NovaCare Orthotics & Prosthetics East, Inc.                                                         G

NovaCare Orthotics & Prosthetics Holdings, Inc.                                                     G

NovaCare Orthotics & Prosthetics West, Inc.                                                         G

NovaCare Orthotics & Prosthetics, Inc.                                                              G

NovaCare Outpatient Rehabilitation East, Inc.                                                       G

NovaCare Outpatient Rehabilitation I, Inc.                                                          G

NovaCare Outpatient Rehabilitation West, Inc.                                                       G

NovaCare Outpatient Rehabilitation, Inc.                                                            G

NovaCare Rehab Agency of Alabama, Inc.                                                              G

NovaCare Rehab Agency of Arkansas, Inc.                                                             G

NovaCare Rehab Agency of Florida, Inc.                                                              G

NovaCare Rehab Agency of Georgia, Inc.                                                              G

NovaCare Rehab Agency of Illinois, Inc.                                                             G

NovaCare Rehab Agency of Kansas, Inc.                                                               G

NovaCare Rehab Agency of Lubbock, Inc.                                                              G

NovaCare Rehab Agency of Michigan, Inc.                                                             G

NovaCare Rehab Agency of Missouri, Inc.                                                             G

NovaCare Rehab Agency of New Jersey, Inc.                                                           G

NovaCare Rehab Agency of North Carolina, Inc.                                                       G

NovaCare Rehab Agency of Northern California, Inc.                                                  G

NovaCare Rehab Agency of Ohio, Inc.                                                                 G

NovaCare Rehab Agency of Oklahoma, Inc.                                                             G

NovaCare Rehab Agency of Oregon, Inc.                                                               G

                                                                                            BORROWER ("B") /
                                       ENTITY                                               GUARANTOR ("G")
--------------------------------------------------------------------------------            ----------------
NovaCare Rehab Agency of Pennsylvania, Inc.                                                         G

NovaCare Rehab Agency of Reno, Inc.                                                                 G

NovaCare Rehab Agency of San Antonio, Inc.                                                          G

NovaCare Rehab Agency of San Diego, Inc.                                                            G

NovaCare Rehab Agency of South Carolina, Inc.                                                       G

NovaCare Rehab Agency of Southern California, Inc.                                                  G

NovaCare Rehab Agency of Tennessee, Inc.                                                            G

NovaCare Rehab Agency of Virginia, Inc.                                                             G

NovaCare Rehab Agency of Washington, Inc.                                                           G

NovaCare Rehab Agency of Wyoming, Inc.                                                              G

NovaCare Rehabilitation Agency of Wisconsin, Inc.                                                   G

NovaCare Rehabilitation, Inc.                                                                       G

NovaCare Service Corp.                                                                              G

Opus Care, Inc.                                                                                     G

Ortho East, Inc.                                                                                    G

Ortho Rehab Associates, Inc.                                                                        G

Ortho-Fab Laboratories, Inc.                                                                        G

Orthopedic Appliances, Inc.                                                                         G

Orthopedic and Sports Physical Therapy of Cupertino, Inc.                                           G

Orthopedic Rehabilitative Services, Ltd.                                                            G

Orthotic & Prosthetic Rehabilitation Technologies, Inc.                                             G

Orthotic and Prosthetic Associates, Inc.                                                            G

Orthotic Specialists, Inc.                                                                          G

Peter Trailov R.P.T. Physical Therapy Clinic, Orthopaedic Rehabilitation & Sports                   G
Medicine, Ltd.

Peters, Starkey & Todrank Physical Therapy Corporation                                              G

Physical Focus Inc.                                                                                 G

Physical Rehabilitation Partners, Inc.                                                              G

Physical Restoration Laboratories, Inc.                                                             G

Physical Therapy Clinic of Lee's Summit, Inc.                                                       G

Physical Therapy Enterprises, Inc.                                                                  G

Physical Therapy Institute, Inc.                                                                    G

Physical Therapy Services of the Jersey Cape, Inc.                                                  G

Pro Active Therapy, Inc.                                                                            G

                                                                                            BORROWER ("B") /
                                       ENTITY                                               GUARANTOR ("G")
--------------------------------------------------------------------------------            ----------------
Professional Orthotics and Prosthetics, Inc.                                                        G

Professional Orthotics and Prosthetics, Inc. of Santa Fe                                            G

Professional Therapeutic Services, Inc.                                                             G

Progressive Orthopedic                                                                              G

Prosthetics-Orthotics Associates, Inc.                                                              G

Protech Orthotic and Prosthetic Center, Inc.                                                        G

Quad City Management, Inc.                                                                          G

RCI (Colorado), Inc.                                                                                G

RCI (Exertec), Inc.                                                                                 G

RCI (Illinois), Inc.                                                                                G

RCI (Michigan), Inc.                                                                                G

RCI (S.P.O.R.T.), Inc.                                                                              G

RCI (WRS), Inc.                                                                                     G

RCI Nevada, Inc.                                                                                    G

Rebound Oklahoma, Inc.                                                                              G

Redwood Pacific Therapies, Inc.                                                                     G

Rehab Provider Network of Florida, Inc.                                                             G

Rehab Provider Network - New Jersey, Inc.                                                           G

Rehab Provider Network - California, Inc.                                                           G

Rehab Provider Network - Delaware, Inc.                                                             G

Rehab Provider Network - Georgia, Inc.                                                              G

Rehab Provider Network - Illinois, Inc.                                                             G

Rehab Provider Network - Indiana, Inc.                                                              G

Rehab Provider Network - Maryland, Inc.                                                             G

Rehab Provider Network - Michigan, Inc.                                                             G

Rehab Provider Network - Ohio, Inc.                                                                 G

Rehab Provider Network - Oklahoma, Inc.                                                             G

Rehab Provider Network - Virginia, Inc.                                                             G

Rehab Provider Network - Washington, D.C., Inc.                                                     G

Rehab Provider Network - Pennsylvania, Inc.                                                         G

Rehab Provider Network of Colorado, Inc.                                                            G

Rehab Provider Network of Nevada, Inc.                                                              G

Rehab Provider Network of New Mexico, Inc.                                                          G

                                                                                            BORROWER ("B") /
                                       ENTITY                                               GUARANTOR ("G")
--------------------------------------------------------------------------------            ----------------
Rehab Provider Network of North Carolina, Inc.                                                      G

Rehab Provider Network of Texas, Inc.                                                               G

Rehab Provider Network of Wisconsin, Inc.                                                           G

Rehab World, Inc.                                                                                   G

Rehab/Work Hardening Management Associates, Ltd.                                                    G

RehabClinics (COAST), Inc.                                                                          G

RehabClinics (GALAXY), Inc.                                                                         G

RehabClinics (New Jersey), Inc.                                                                     G

RehabClinics (PTA), Inc.                                                                            G

RehabClinics (SPT), Inc.                                                                            G

RehabClinics Abilene, Inc.                                                                          G

RehabClinics Dallas, Inc.                                                                           G

RehabClinics Pennsylvania, Inc.                                                                     G

Rehabilitation Fabrication, Inc.                                                                    G

Rehabilitation Management, Inc.                                                                     G

Reid Medical Systems, Inc.                                                                          G

Robert M. Bacci, R.P.T. Physical Therapy, Inc.                                                      G

Robin Aids Prosthetics, Inc.                                                                        G

S.T.A.R.T., Inc.                                                                                    G

Salem Orthopedic & Prosthetic, Inc.                                                                 G

San Joaquin Orthopedic, Inc.                                                                        G

Scott G. Knoche, Inc.                                                                               G

SG Rehabilitation Agency, Inc.                                                                      G

SG Speech Associates, Inc.                                                                          G

Sierra Nevada Physical Therapy Corporation                                                          G

South Jersey Physical Therapy Associates, Inc.                                                      G

South Jersey Rehabilitation and Sports Medicine Center, Inc.                                        G

Southern Illinois Prosthetic & Orthotic, Ltd.                                                       G

Southern Illinois Prosthetic & Orthotic of Missouri, Ltd.                                           G

Southpointe Fitness Center, Inc.                                                                    G

Southwest Emergency Associates, Inc.                                                                G

Southwest Medical Supply Company                                                                    G

Southwest Physical Therapy, Inc.                                                                    G

                                                                                            BORROWER ("B") /
                                       ENTITY                                               GUARANTOR ("G")
--------------------------------------------------------------------------------            ----------------
Southwest Therapists, Inc.                                                                          G

Sporthopedics Sports and Physical Therapy Centers, Inc.                                             G

Sports Therapy and Arthritis Rehabilitation, Inc.                                                   G

Star Physical Therapy Inc.                                                                          G

Stephenson-Holtz, Inc.                                                                              G

T.D. Rehab Systems, Inc.                                                                            G

Texoma Health Care Center, Inc.                                                                     G

The Center for Physical Therapy and Rehabilitation, Inc.                                            G

The Orthopedic Sports and Industrial Rehabilitation Network, Inc.                                   G

Theodore Dashnaw Physical Therapy, Inc.                                                             G

Treister, Inc.                                                                                      G

Tucson Limb & Brace, Inc.                                                                           G

Union Square Center for Rehabilitation & Sports Medicine, Inc.                                      G

University Orthotic and Prosthetic Consultants, Ltd.                                                G

Valley Group Physical Therapists, Inc.                                                              G

Vanguard Rehabilitation, Inc.                                                                       G

Wayzata Physical Therapy Center, Inc.                                                               G

West Side Physical Therapy, Inc.                                                                    G

West Suburban Health Partners, Inc.                                                                 G

Western Missouri Rehabilitation Services, Inc.                                                      G

Western Rehab Services, Inc.                                                                        G

Worker Rehabilitation Services, Inc.                                                                G

Yuma Rehabilitation Center, Inc.                                                                    G

A.D. Craig (A.D. Craig Company is general partner)                                                  G

Advanced Orthopedic Services, Ltd. (RehabClinics Dallas, Inc. is general partner)                   G

Craig Weymouth Enterprises (A.D. Craig Company is general partner)                                  G

Land Park Physical Therapy (Union Square Center for Rehabilitation & Sports                         G
Medicine, Inc. is general partner)

NovaPartners (IND), LP (NovaCare, Inc. (a Pennsylvania corporation) is general                      G
partner)

                                    EXHIBIT I

                   AMENDMENT FEES TO BANKS APPROVING AMENDMENT

                   Bank                                               Amendment Fee
                   ----                                               -------------
PNC Bank, National Association                                        $      90,000

First Union National Bank                                             $      69,750

Fleet  National Bank                                                  $      69,750

Mellon Bank, N.A                                                      $      69,750

NationsBank, N.A                                                      $      69,750

Bank One, Kentucky, NA                                                $   51,187.50

Credit Lyonnais New York Branch                                       $   51,187.50

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
"Rabobank Nederland", New York Branch                                 $   51,187.50

Toronto Dominion (Texas), Inc.                                        $   51,187.50

The Bank of New York                                                  $      45,000

SunTrust Bank, Central Florida, N.A                                   $      45,000

AmSouth Bank                                                          $      33,750

Bank of America NT & SA                                               $      33,750

Bank of Tokyo - Mitsubishi Trust Company                              $      33,750

Comerica Bank                                                         $      33,750

Crestar Bank                                                          $      33,750

The Fuji Bank, Limited New York Branch                                $      33,750

The Tokai Bank, Limited New York Branch                               $      33,750